Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 30	Trade Date: 2/24/2003
(To Prospectus dated July 22, 2002 as supplemented	Issue Date: 2/27/2003

by Prospectus Supplement dated January 10, 2003)

The date of this Pricing Supplement is February 24, 2003

CUSIP or Common Code:	41013MHP8

Price to Public:	100.000% of the principal amount

Proceeds to Issuer:	$998,980.00

Discounts and Commissions:	0.500%

Reallowance:	0.150%

Dealer:	99.625%

Maturity Date:	8/15/2005

Stated Annual Interest Rate:	Floating Rate Note

Interest Reset Periods:	Quarterly, commencing on the 15th day of May, August, November and February (or, if such day is not a Business Day, the next following Business Day)

Interest Reset Dates:	The 15th day of May, August, November and February (or, if such day is not a Business Day, the next following Business Day)

Day Count Convention:	Actual/365 (Fixed)

Interest Rate Basis:	Treasury Rate

Index Maturity:	3 month

Spread:	+0.50%

Initial Interest Rate:	1.68923%

Maximum Interest Rate:	4.00% per annum with respect to each Interest Reset Period

Minimum Interest Rate:	N/A

Interest Payment Frequency and Dates:	Quarterly, on the 15th day of May, August, November and February (or, if such day is not a Business Day, the next following Business Day)

First Interest Payment Date:	5/15/2003

Additional Amounts:	N/A

Survivor’s Option:	Yes

Callable by Issuer:	No

If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A

Original Issue Discount[1]:	N/A

Other Material Terms (if any):	N/A

[1]	For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see “Tax Consequences to U.S. Holders—Original Issue Discount Notes” in the Prospectus.

Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 30	Trade Date: 2/24/2003
(To Prospectus dated July 22, 2002)	Issue Date: 2/27/2003

The date of this Pricing Supplement is February 24, 2003

CUSIP or Common Code:	41013MHQ6	41013MHR4	41013MHS2	41013MHT0	41013MHU7

Price to Public:	100.000%	100.000%	100.000%	100.000%	100.000%

Proceeds to Issuer:	$568,425.00	$669,600.00	$1,340,460.00	$3,107,872.00	$716,822.00

Discounts and Commissions:	0.625%	0.800%	1.000%	1.400%	1.400%

Reallowance:	0.150%	0.150%	0.150%	0.200%	0.200%

Dealer:	99.500%	99.350%	99.200%	98.800%	98.800%

Maturity Date:	2/15/2006	2/15/2007	2/15/2008	2/15/2011	2/15/2011

Stated Annual Interest Rate:	2.400%	2.850%	3.350%	Step: 2.750% through 8/14/2005, and 6.000% thereafter	4.100%

Interest Payment Frequency:	Monthly	Monthly	Monthly	Monthly	Monthly

First Payment Date:	3/15/2003	3/15/2003	3/15/2003	3/15/2003	3/15/2003

Additional Amounts:	N/A	N/A	N/A	N/A	N/A

Survivor’s Option:	Yes	Yes	Yes	Yes	Yes

Callable by Issuer:	No	No	No	Yes	No

If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A	N/A	N/A	8/15/2005 Callable one time only at 100% on call date above with 30 days notice.	N/A

Original Issue Discount[2]:	N/A	N/A	N/A	N/A	N/A

Other Material Terms (if any):	N/A	N/A	N/A	N/A	N/A

[2]	For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see “Tax Consequences to U.S. Holders—Original Issue Discount Notes” in the Prospectus.

Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 30	Trade Date: 2/24/2003
(To Prospectus dated July 22, 2002)	Issue Date: 2/27/2003

The date of this Pricing Supplement is February 24, 2003

CUSIP or Common Code:	41013MHV5	41013MHW3	41013MHX1	41013MHY9	41013MHZ6

Price to Public:	100.000%	100.000%	100.000%	100.000%	100.000%

Proceeds to Issuer:	$923,930.00	$441,142.50	$2,309,860.00	$532,350.00	$3,465,990.00

Discounts and Commissions:	1.500%	1.750%	2.000%	2.500%	2.750%

Reallowance:	0.200%	0.275%	0.350%	0.350%	0.350%

Dealer:	98.800%	98.600%	98.350%	97.850%	97.600%

Maturity Date:	2/15/2013	2/15/2015	2/15/2018	2/15/2023	2/15/2028

Stated Annual Interest Rate:	4.650%	4.750%	Step: 3.250% through 2/14/2006, and 6.500% thereafter	5.250%	5.450%

Interest Payment Frequency:	Monthly	Monthly	Monthly	Monthly	Monthly

First Payment Date:	3/15/2003	3/15/2003	3/15/2003	3/15/2003	3/15/2003

Additional Amounts:	N/A	N/A	N/A	N/A	N/A

Survivor’s Option:	Yes	Yes	Yes	Yes	Yes

Callable by Issuer:	No	No	Yes	No	Yes

If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A	N/A	2/15/2006 Callable one time only at 100% on call date above with 30 days notice.	N/A	2/15/2008 Callable one time only at 100% on call date above with 30 days notice.

Original Issue Discount[3]:	N/A	N/A	N/A	N/A	N/A

Other Material Terms (if any):	N/A	N/A	N/A	N/A	N/A

[3]	For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see “Tax Consequences to U.S. Holders—Original Issue Discount Notes” in the Prospectus.